Exhibit 10.10
FIRST AMENDMENT TO
SIXTH AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
This First Amendment to Sixth Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 11, 2022 (the “First Amendment Date”), by and between Comerica Bank (“Bank”) and On24, Inc. (“Borrower”).
RECITALS
A.    Borrower and Bank are parties to that certain Sixth Amended and Restated Loan and Security Agreement, dated as of August 31, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
B.    Borrower and Bank desire to amend the Loan Agreement in accordance with the terms set forth in this Amendment.
C.    Bank is willing to amend the Loan Agreement, subject to the terms and conditions hereinafter set forth and the documents to be executed in connection herewith.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
I.Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Loan Agreement.
II.Amendment to the Loan Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article VI hereof, the Loan Agreement is hereby amended as set forth below.
A.The section heading of Section 2.3(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    Change of Law.”
B.The last sentence of Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Except as set forth in the Schedule or as expressly permitted by Section 6.6 hereof, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.”
C.References to “thirty (30) days” in Sections 6.2(i), 6.2(viii), 6.2(a)(i), 6.2(b), 6.8(b), and 6.8(c) are hereby replaced with references to “forty-five (45) days”.
D.Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“6.6    Accounts. Borrower shall maintain all of its primary depository, operating and merchant services accounts located in the United States with Bank. Notwithstanding the foregoing, Borrower may maintain (without control agreements) balances with the merchant processing provider commonly known as Versapay, provided that (i) the aggregate balances held with Versapay shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time and (ii) such balances shall not be held with Versapay for a period in excess of three (3) Business Days.”

E.Clause (d) of the defined term “Permitted Liens” on Exhibit A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;”
F.Clause (f) of the defined term “Permitted Liens” on Exhibit A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(f)    [Reserved];”
G.Clause (h) of the defined term “Permitted Liens” on Exhibit A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(h)    Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts to the extent required under Section 6.6 (accounts).”
H.The following defined terms on Exhibit A of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan; provided, however, for purposes of determining the Daily Adjusting Term SOFR Rate, a Business Day shall also exclude a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting Term SOFR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting Term SOFR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.
I.The following defined terms are hereby added on Exhibit A of the Loan Agreement in appropriate alphabetical order to read as follows:
“Daily Adjusting Term SOFR Rate” means, for any day, the rate per annum equal to the Term SOFR Screen Rate at or about 8:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day with a term of one (1) month; provided that if such rate is not published on such determination date then the rate will be the Term SOFR Screen Rate on the first Business Day immediately prior thereto.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (or a successor administrator of the term secured overnight financing rate).
“Term SOFR Administrator’s Website” means the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-

sofr.html, or any successor source for the secured overnight financing rate identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Screen Rate” means the CME Term SOFR Reference Rates, as administered by the Term SOFR Administrator and published on the applicable screen page (or such other commercially available source providing such rate or quotations as may be designated by Bank from time to time) on the Term SOFR Administrator’s Website.
J.The defined term “Daily Adjusting LIBOR Rate” on Exhibit A of the Loan Agreement is hereby deleted in its entirety.
III.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
A.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, accurate and complete in all respects) as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such date), and (b) no Event of Default has occurred and is continuing and no event that is, or after notice or passage of time, or both, would be, an Event of Default has occurred or is continuing;
B.Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
C.The organizational documents of Borrower delivered to Bank as of the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
D.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
E.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation, as amended, or Bylaws, as amended, nor will they constitute an event of default under any material agreement by which Borrower is bound, Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect;
F.Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect; and
G.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

IV.Legal Effect.
A.The Loan Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.
B.Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Agreement and this Amendment. Except as expressly modified pursuant to this Amendment, the terms of the Loan Agreement remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of the Loan Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests. The Loan Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document, to Bank, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain Collateral for such obligations from and after the date hereof. The Borrower hereby agrees and confirms that all Credit Extensions and Obligations shall be guaranteed pursuant to the Loan Documents as provided therein.
C.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.
V.Electronic Signatures. The parties agree that this Amendment, the Loan Agreement and any of the Loan Documents may be executed by electronic signatures. The parties further agree that the electronic signature of a party to this Amendment, the Loan Agreement or any Loan Document shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Amendment, the Loan Agreement or such Loan Document, and that any electronically signed document (including this Amendment, the Loan Agreement or any Loan Document) shall be deemed (i) to be “written” or “in writing,” and (ii) to have been “signed” or “duly executed”.  For purposes hereof, “electronic signature” means a manually-signed original signature that is then transmitted by electronic means or a signature through an electronic signature technology platform. If Bank determines in its sole discretion that the Amendment has not been timely executed by Borrower, then the Amendment shall be considered null and void.   Borrower hereby agrees that Bank shall not have any liability of any nature or kind to any a loan party, including, but not limited to Borrower, in connection therewith. Notwithstanding the foregoing, Bank may require original manually executed signatures (and upon Bank’s request Borrower shall deliver such original manually executed signatures to Bank).
VI.Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Loan Agreement remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:
A.This Amendment, duly executed by Borrower;
B.The representations and warranties in Article III of this Amendment shall be true, accurate and complete;

C.Payment of an amount equal to all Bank Expenses incurred in connection with this Amendment; and
D.Such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
VII.CHOICE OF LAW AND VENUE. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
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In Witness Whereof, the undersigned have executed this Amendment as of the first date above written. Borrower also acknowledges and agrees that Borrower’s electronic signature below indicates Borrower’s agreement to, and intention to be legally bound by, all of the terms and conditions of the Loan Agreement and this Amendment. If Bank determines in its sole discretion that this Amendment has not been timely executed by Borrower, then this Amendment shall be considered null and void. Borrower hereby agrees that Bank shall not have any liability of any nature or kind to any loan party, including, but not limited to Borrower, in connection therewith.

ON24, INC. By: /s/ Steven Vattuone Name: Steven Vattuone Title: Chief Financial Officer
COMERICA BANK By: /s/ Elizabeth McDonald Name: Elizabeth McDonald Title: Vice President

[Signature Page to First Amendment to Sixth Amended and Restated Loan and Security Agreement]